                                                       Registration No. 33-57609

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               XTRA CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                    06-0954158
(State or other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             200 Nyala Farms Road
                              Westport, CT  06880
         (Address of Principal Executive Offices, including Zip Code)
______________________________________________________________________________

              XTRA CORPORATION DEFERRED DIRECTOR FEE OPTION PLAN
                             (full title of plan)
______________________________________________________________________________

                                  Lewis Rubin
                     President and Chief Executive Officer
                               XTRA Corporation
                             200 Nyala Farms Road
                              Westport, CT  06880
                                 203-221-1005
           (Name, Address and Telephone Number of Agent for Service)
______________________________________________________________________________

                 Please send copies of all communications to:
                              David A. Fine, Esq.
                                 Ropes & Gray
                            One International Place
                               Boston, MA 02110
                                 617-951-7000

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The XTRA Corporation Deferred Director Fee Option Plan, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, the State of Connecticut, on this 24th day of September, 2001.

                                   XTRA CORPORATION

                                   By: /s/ Lewis Rubin
                                       ---------------
                                   Lewis Rubin
                                   President and Chief Executive Officer

     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.

Signature                      Capacity                                Date
/s/ Lewis Rubin
---------------                President, Chief Executive Officer      September 24, 2001
Lewis Rubin                    (Principal Executive Officer) and
                               Director

/s/ Stephanie L. Johnson
------------------------       Vice President and Treasurer            September 24, 2001
Stephanie L. Johnson           (Principal Financial Officer)

/s/ Thomas G. Schaefer
----------------------         Vice President and Controller           September 24, 2001
Thomas G. Schaefer             (Principal Accounting Officer)

                               Director
---------------------
Warren E. Buffett

/s/ Marc D. Hamburg            Director                                September 24, 2001
-------------------
Marc D. Hamburg

/s/ William H. Franz           Director                                September 25, 2001
--------------------
William H. Franz